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                                                                     Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Allied Defense Group, Inc. (formerly Allied Research Corporation) ("Allied") on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, the undersigned, John G. Meyer, Jr., as Chief Executive Officer and Charles A. Hasper as Chief Financial Officer of Allied, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and result of operations of Allied.





   /s/ Charles A. Hasper                              /s/ John G. Meyer, Jr.
-----------------------------------                ----------------------------
Charles A. Hasper                                  John G. Meyer, Jr.
Chief Financial Officer                            Chief Executive Officer
August 13, 2003                                    August 13, 2003


A signed original of this written statement required by Section 906 has been provided to The Allied Defense Group, Inc. and will be retained by The Allied Defense Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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